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                                                                  Exhibit No. 10

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the and "Auditors" in the Statement of Additional Information and to the incorporation by our reports on Brinson Enhanced S&P 500 Fund (formerly the PaineWebber Enhanced S&P 50 Fund) and Brinson Enhanced Nasdaq-100 Fund (formerly the PaineWebber Enhanced Nasdaq Fund) dated October 29, 2001 in this Registration Statement (Form N-1A No. 333-94065) Securities Trust.



                         ERNST & YOUNG LLP


New York, New York
October 31, 2001